As filed with the Securities and Exchange Commission on April 30, 1996

Securities Act Registration No. 33-
	U.S. SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549


	FORM S-8
	REGISTRATION STATEMENT
	UNDER
	THE SECURITIES ACT OF 1933


	                       ANTARES RESOURCES CORPORATION
	(Exact name of registrant as specified in its charter)

             New York              					       13-1950459
  (State or other jurisdiction					  (I.R.S. Employer
of incorporation or organization)					Identification number)

100 Quentin Roosevelt Boulevard, Suite 202
Garden City, New York 						  11530
(Address of principal executive offices)				(Zip Code)

	ANTARES RESOURCES CORPORATION STOCK INCENTIVE PLAN
	(Full Title of the Plan)

William W. Perry III						Copies to:
President & Chief Executive Officer				Andrew I. Telsey, Esquire
Antares Resources Corporation					Andrew I. Telsey, P.C.
2345 Friendly Road       					2851 S. Parker Road, Suite 720
Fernandina Beach, FL 32034      					Aurora, Colorado  80014
(Name & address of agent for service)				(303) 671-8920

	                            (904) 261-8607
	(Telephone number, including area code, of agent for service)

                                        (CALCULATION OF REGISTRATION FEE)
						Proposed	Proposed
				  Amount	maximum	maximum	Amount of
Title of securities		  to be		offering		aggregate	registration
to be registered			registered	price per	offering		  fee
                                     Share              price

Common Stock,			2,600,000           $4.0625  	$10,562,500         $3,642.24
$0.001 par value			 shares

*Estimated for calculation of registration fee only, pursuant to Rule 457(c) and (h), calculated on the basis of the average of the bid and asked prices for the
Common Stock on NASDAQ as of April 30, 1996.

In addition, pursuant to Rule 416(c) promulgated under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Antares Resources Corporation Stock Incentive Plan described herein.



	This Form S-8 consists of 33 pages.

	Exhibits are indexed beginning at page 7.


	PART II.  INFORMATION REQUIRED
	IN THE REGISTRATION STATEMENT


Item 3.	Incorporation of Documents by Reference.

	The following documents are incorporated into this Registration Statement by reference:
(1)  The Company's latest Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995 (the "Annual Report"), filed pursuant to Section 13 of the Exchange Act;

	(2)  All other reports filed by the registrant pursuant to Section 13(a) or
 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a), above.

	(3) The Company's Registration Statements on Form S-8 (SEC file no. 33-88040), filed December 29, 1994, Registration Statement on Form S-8
 (SEC file no. 33-90330), filed March 15, 1995 and Registration Statement on Form S-8 (SEC file no. 33-99396), filed November 16, 1995.

	All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

	Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.		Description of Securities.

	The Common Stock of the Company is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Item 5.		Interests of Named Experts and Counsel.

	Not Applicable.

Item 6.		Indemnification of Directors and Officers.

	The Company's Articles of Incorporation provide that the Company will indemnify any officer or director to the full extent permitted by law.

	Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors of the Company pursuant to the foregoing provisions or otherwise, the Company understands that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and therefore unenforceable, In the event that a claim for indemnification for such liabilities (other than the payment by the Company of expenses paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by an officer or director for liabilities arising under the Act, the Company will (unless the question has already been determined by a precedent deemed to be controlling), submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.		Exemption from Registration Claimed.

	Not Applicable.

Item 8.		Exhibits.

	The following is a complete list of exhibits filed as a part of this Registration Statement and which are incorporated herein.

Exhibit No.

  4.1		Antares Resources Corporation Stock Incentive Plan

   5  		Opinion of Andrew I. Telsey, P.C. regarding legality of the
securities covered by this Registration Statement.

  24.1		The consent of Andrew I. Telsey, P.C., counsel for the Company, to the use of their opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such firm in this Registration Statement is contained in such opinion filed as
Exhibit 5 to this Registration Statement.

  24.2		Consent of Horton & Company, independent auditors.

Item 9.	Undertakings.

	(a)	The undersigned registrant hereby undertakes:

		(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this
 Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising out of the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

	SIGNATURES

	The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garden City,
 State of New York, on April 29, 1996.

							   ANTARES RESOURCES CORPORATION


By:	/s/ William W. Perry III
William W. Perry III, President, Chief
Executive Officer and Director

	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

	Dated:							Signatures and Capacities:


April 29, 1996							/s/ William W. Perry, III
								             William W. Perry III, President, Chief
								             Executive Officer and Director


April 29, 1996							/s/ C. Richard Stubbs
                     C. Richard Stubbs, Chief Financial Officer
             								and Director


April 29, 1996							/s/ Samuel G. Weiss
                     Samuel G. Weiss, Secretary and Director

April 29, 1996							/s/ Joan Kushay
             								Joan Kushay, Assistant Secretary and Director

April 29, 1996							/s/ Darcy E. Stubbs, Jr.
             								Darcy E. Stubbs, Jr., Director

April 29, 1996							/s/ David Capps
             								David Capps, Director

April 29, 1996							/s/ Marie Stubbs
             								Marie Stubbs, Director

April 29, 1996							/s/ Susan Schlapkohl
             								Susan Schlapkohl, Director

April 29, 1996							/s/ Ralph Wilson
             								Ralph Wilson, Director



	The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garden City, State of New York on April 29, 1996.

		ANTARES RESOURCES CORPORATION
							STOCK INCENTIVE PLAN



							By: /s/ Ralph Wilson
							    Ralph Wilson, Plan Administrator



	EXHIBIT INDEX

	The following is a complete list of exhibits filed as a part of this Registration Statement and which are incorporated herein.

Exhibit No.										Page

  4.1		Antares Resources Corporation Stock Incentive Plan			  8

   5  		Opinion of Andrew I. Telsey, P.C. regarding legality of the
securities	 29 covered by this Registration Statement.

  24.1		The consent of Andrew I. Telsey, P.C., legal counsel for the Company,
 -		   to the use of their opinion with respect to the legality of the
		   securities covered by this Registration Statement and to the
		   references to such firm in this Registration Statement is
		   contained in such opinion filed as Exhibit 5 to this Registration
		   Statement.

  24.2		Consent of Horton & Company, independent auditors.			  32



	ANTARES RESOURCES CORPORATION


	EXHIBIT 4.1


	ANTARES RESOURCES CORPORATION

	STOCK INCENTIVE PLAN


	STOCK INCENTIVE PLAN


Section 1.  Purpose; Definitions.

	The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Company and its subsidiaries with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in shareholder value.


	For purposes of the Plan, the following terms are defined as set forth below:

a. "Affiliate" means a corporation or other entity controlled by the Company and designated by the Committee from time to time as such.

b.  "Award" means a Stock Appreciation Right,
Stock Option, Restricted Stock or Performance Units.

c.  "Award Cycle" shall mean a period of
consecutive fiscal years or portions thereof designated by the Committee over which Performance Units are to be earned.

d. "Board" means the Board of Directors of the Company.

	e.	"Cause" has the meaning set forth in Section 5(i).

f.  "Change in Control" and "Change in Control
Price" have the meanings set forth in Sections 9(b) and (c), respectively.

	g.	"Code" means the Internal Revenue Code.

	h.	"Commission" means the Securities and Exchange Commission or any successor agency.

	i.	"Committee" means the Committee referred to in Section 2.

	j.	"Common Stock" means common stock, par value $.001 per share, of the
Company.

	k.	"Company" means Antares Resources Corporation a New York corporation.

l. "Covered Employee" shall mean a participant designated prior to the grant of shares of Restricted
Stock or Performance Units by the Committee who is or may be a "covered employee" within the meaning of
Section 162(m)(3) of the Code in the year in which Restricted Stock or Performance Units are taxable to such participant.

m.  "Disability" means permanent and total
disability as determined under procedures established by the Committee for purposes of the Plan.

n. "Disinterested Person" shall mean a member of the Board who qualifies as a disinterested person as defined in Rule 16b-3(c)(2), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.


o. "Early Retirement" means retirement from active employment with the Company, a subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.


p.  "Exchange Act" means the Securities Exchange
Act of 1934, as amended from time to time, and any successor thereto.

	q.	"Fair Market Value" means, except as provided
in Sections 5(j) and 6(b)(ii)(2), as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock
Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.


r. "Incentive Stock Option" means one or more options to purchase common stock which, at the time such options are granted under this Plan or any other such plan of the Company, qualify as incentive stock options under Section 422 A of the Code.

s.  "Nonqualified Stock Option" means any Stock
Option that is not an Incentive Stock Option.

t. "Normal Retirement" means retirement from active employment with the Company, a subsidiary or Affiliate at or after age 65.

u. "Performance Goals" means the performance goals established by the Committee with respect to the grant of Restricted Stock or Performance Units that are based on the attainment of specified levels of earnings per share from continuing operations, operating income, sales, return on operating assets, return on equity, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation and/or dividend growth), composite corporate market share (as measured by Information Resources, Inc., or if no longer computed by that firm, then as measured by the points of sale to consumers), net free cash flow (which, for any given period, shall mean the sum of the following amounts relating to such period: (i) net reductions in debt, (ii) treasury stock purchases, (iii) dividends paid, (iv) capital expenditures, net of proceeds from retirements, and (v) net cash paid for acquisitions, less cash received for divestitures), or stock price of the Company or such subsidiary, division or department of the Company for or within which the participant is primarily employed and that are intended to qualify under Section 162(m)(4)(c) of the Code. Such
Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

v.  "Performance Units" means an award made
pursuant to Section 8.

w.  "Plan" means the Antares Resources
Corporation 1994 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

x. "Restricted Stock" means an award granted under Section 7.

y.  "Retirement"  means Normal or Early
Retirement.

z. "Rule 16b-3 means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange
Act, as amended from time to time.

aa. "Stock Appreciation Right" means a right granted under Section 6.

bb.  "Stock Option" means an option granted under
Section 5.

cc. "Termination of Employment" means the termination of the participant's employment with the Company and any subsidiary or Affiliate. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another subsidiary or Affiliate.

	In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

Section 2.  Administration.

	The Plan shall be administered by the Management
Resources and Compensation Committee of the Board or such other committee of the Board, composed of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board.
If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board.

	The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers and employees of the Company and its subsidiaries and Affiliates.

	Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a) to select the officers and employees to whom Awards may from time to time be granted;

(b) 	to determine whether and to what extent
Incentive Stock Options, Nonqualified Stock Options,
Stock Appreciation Rights, Restricted Stock and
Performance Units or any combination thereof are to be granted hereunder;

(c)  to determine the number of shares of Common
Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(e) to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals;
provided, however, that the Committee may not adjust upwards the amount payable to a designated Covered
Employee with respect to a particular award upon the satisfaction of applicable Performance Goals;

(f) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

(g) to determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(j) and 8(b)(i).

	The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

	The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate to an officer of the Company the authority to make decisions pursuant to paragraphs (c),
(f), (g), (h) and (i) of Section 5 (provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act) and (ii) authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or unless in contravention of any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

Section 3.  Common Stock Subject to Plan.

The total number of shares of Common Stock reserved and available for grant under the Plan shall be 10,000,000 post split. No participant may be granted Awards covering in excess of 2,500,000 shares of Common Stock over the life of the Plan. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

Subject to Section 7(c)(iv), if any shares of Restricted Stock are forfeited for which the participant did not receive any benefits of ownership
(as such phrase is construed by the Commission or its Staff), or if any Stock Option (and related Stock
Appreciation Right, if any) terminates without being exercised, or if any Stock Appreciation Right is exercised for cash, or if any Performance Unit is settled in cash, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

Section 4.  Eligibility.

Officers and employees of the Company, Consultants, Advisors, Agents, its subsidiaries, Affiliates and others who are responsible for or contribute to the management, the companys growth, profitability and well being of the business of the Company, its subsidiaries and Affiliates are eligible to be granted Awards under the Plan.

Section 5. Stock Options.

Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock
Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Committee shall have the authority to grant any optionee Incentive Stock Options, Nonqualified Stock
Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). The extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock
Option, it shall constitute a Nonqualified Stock
Option.

	Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option.
 The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of stock option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option.
 The Company shall notify a participant of any grant of Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section
422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market
Value of the Common Stock subject to the Stock Option on the date of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock
Option shall be exercisable more than 10 years after the date of the Stock Option is granted.

(c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.
In addition, the Committee may at any time accelerate the exercisability of any Stock Option.


(d)  Method of Exercise.  Subject to the
provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.


Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment in full or in part may also be made in the form of unrestricted Common
Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option and, in the case of the exercise of a Nonqualified Stock
Option, Restricted Stock subject to an Award hereunder which is of the same class as the Common Stock subject to the Stock Option (based, in each case, on the Fair
Market Value of the Common Stock on the date the Stock
Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common
Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

If payment of the option exercise price of a nonqualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Common Stock to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the option exercise price shall be subject to the same forfeiture restrictions or deferral limitations to which such Restricted Stock was subject, unless otherwise determined by the Committee.

In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made be delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested the amount of any Federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

No shares of Common Stock shall be issued until full payment therefor has been made. Subject to any forfeiture restrictions or deferral limitations that may apply if a Stock Option is exercised using
Restricted Stock, an optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 13(a).

(e)  Nontransferability of Stock Option.  No Stock

Option shall be transferable by the optionee other than
(i)  by will or by the laws of descent and distribution
(ii)  or (ii) in the case of a Nonqualified Stock
Option, pursuant to (a) a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), or (b) a gift to such optionee's children, whether directly or indirectly or by means of a trust or partnership or otherwise, if expressly permitted under the applicable option agreement. All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee or, in the case of a Nonqualified Stock
Option, its alternative payee pursuant to such qualified domestic relations order, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or, in the case of a Nonqualified
Stock Option, pursuant to a qualified domestic relations order or a gift permitted under the applicable option agreement.

(f)  Termination by Death.  Unless otherwise
determined by the Committee, if an optionee's employment terminates by reason of death, any Stock
Option held by such optionee may thereafter be exercise, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if any optionee's employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year period
(or such shorter period), any unexercised Stock Option held by such optionee shall notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock
Option.

(h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if any optionee's employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter;
provided, however, that if the optionee dies within such three-year (or such shorter) period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purpose of Section 422 of the Code, such Stock
Option will thereafter be treated as a Nonqualified
Stock Option.

(i)  Other Termination.  Unless otherwise
determined by the Committee, if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement, any Stock Option held by such optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's term if such Termination of Employment of the optionee is involuntary and without Cause; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.
Notwithstanding the foregoing, if an optionee incurs a Termination of Employment at or after a Change in Control (as defined Section 9(b)), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable of the lesser of (1) six months and one day from the date of such Termination of Employment, and (2) the balance of such Stock Option's term. In the event of Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option. Unless otherwise determined by the Committee, for the purposes of the Plan "Cause" shall mean (1) the conviction of the optionee for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling the optionee's employment duties or (3) willful and deliberate failure on the part of the optionee to perform his employment duties in any material respect.

(j) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market
Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash out.

Cash outs pursuant to this Section 5(j) relating to Options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange
Act shall comply with the "window period" provisions of Rule 16b-3, to the extent applicable, and, in the case of cash outs of Nonqualified Stock Options held by such optionees, the Committee may determine Fair Market
Value under the pricing rule set forth in Section
6(b)(ii)(2).

(k) Change in Control Cash Out. Notwithstanding any other provision of the plan, during the 60-day period from and after a Change in Control (the
"Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common stock under the Stock Option
(the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under the Section 5(k) shall have been exercised; provided, however, that if the Change in Control is within six months of the date of grant of a particular Stock Option held by an optionee who is an officer or director of the Company and is subject to
Section 16(b) of the Exchange Act no such election shall be made by such optionee with respect to such Stock Option prior to six months from the date of grant. However, if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of a Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, such Stock Option shall be canceled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of shares of Common Stock granted under the Stock Option.

Section 6.  Stock Appreciation Rights.

(a)  Grant and Exercise.  Stock Appreciation

Rights may be granted in conjunction with all or part of any Stock Option granted under the plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock
Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

	A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related
Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).
Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock
Appreciation Rights have been exercised.

(b)  Terms and Conditions.  Stock Appreciation
Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i)  Stock Appreciation Rights shall be
exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of
Section 5 and this Section; provided, however, that a Stock Appreciation Right shall not be exercisable during the first six months of its term by an optionee who is actually or potentially subject to Section 16(b) of the Exchange Act, except that this limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

(ii)  Upon the exercise of a Stock
Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both equal in value to the excess of the Fair Market
Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

	In the case of Stock Appreciation Rights relating to Stock Options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange
Act, the Committee:

(1)  may require that such Stock
Appreciation Rights be exercised for cash only in accordance with the applicable "window period" provisions of Rule 16b-3; and

			(2)	in the case of Stock Appreciation
Rights relating to Nonqualified Stock Options, may provide that the amount to be paid in cash upon exercise of such Stock Appreciation Rights during a Rule 16b-3 "window period" shall be based on the highest of the daily means between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange or other national securities exchange on which the shares are listed or on NASDAQ, as applicable, on any day during such "window period".

(iii)  Stock Appreciation Rights shall be
transferable on to permitted transferees of the underlying Stock Option in accordance with Section
5(e).

(iv)  Upon the exercise of a Stock
Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

Section 7. Restricted Stock.

(a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other
Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time to times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

	The Committee shall in the case of Restricted
Stock with respect to which a participant is a Covered
Employee, and may, in the case of Restricted Stock granted to participants not designated as Covered
Employees with respect to such grant, prior to grant condition the vesting of Restricted Stock upon the attainment of the applicable Performance Goals. The
Committee may, in addition to requiring satisfaction of the applicable Performance Goals, also condition vesting upon the continued service of the participant.
 The provision of Restricted Stock Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

	(b)	Awards and Certificates.  Shares of
Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Antares Resources Corporation 1994 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Antares
Resources Corporation, 350 Northern Boulevard, Suite
326, Great Neck, New York 11021."

	The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c)  Terms and Conditions.  Shares of Restricted
Stock shall be subject to the following terms and conditions:

(i)  Subject to the provisions of the Plan
(including Section 5(d)) and the Restricted Stock
Agreement referred to in Section 7(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction
Period"), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable
Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service or upon performance;
provided, however, that in the case of Restricted Stock with respect to which a participant is a Covered
Employee, the applicable Performance Goals have been satisfied.

(ii)  Except as provided in this paragraph
(iii)  and Section 7(c)(i) and the Restricted Stock
Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to
Section 13(f) of the Plan, (1) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying
Restricted Stock, or held subject to meeting
Performance Goals applicable only to dividends, and (2) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying restricted
Stock, or held subject to meeting Performance Goals applicable only to dividends.

(iii)  Except to the extent otherwise
provided in the applicable Restricted Stock Agreement and Sections 7(c)(i), 7(c)(iv) and 9(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable
Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

(iv)  Except to the extent otherwise provided
in Section 9(a)(ii), in the event that a participant retires or such participant's employment is involuntarily terminated (other than for Cause), the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

(v)  If and when the applicable Performance
Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

(vi) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

Section 8. Performance Units.

(a) Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

	The Committee shall condition the settlement of Performance Units upon the attainment of the applicable
Performance Goals.  The provisions of such Awards
(including the applicable Performance Goals) need not be the same with respect to each recipient.

(b)  Terms and Conditions.  Performance Unit
Awards shall be subject to the following terms and conditions:

(i)  Subject to the provisions of the Plan
and the Performance Unit Agreement referred to in
Section 8(b)(vi), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle. At the expiration of the Award
Cycle the Committee shall evaluate the Company's performance in light of the Performance Goals for such Award and shall determine the number of Performance
Units granted to the participant which have been earned and the Committee may then elect to deliver (1) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned or (2) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant.

(ii)  Except to the extent otherwise provided
in the applicable Performance Unit Agreement and Sections 8(b)(iii) and 9(a)(iii), upon a participant's
Termination of Employment for any reason during the Award Cycle or before the applicable Performance Goals are satisfied, the rights to the shares still covered by the Performance Units Award shall be forfeited by the participant.

(iii)  Except to the extent otherwise
provided in Section 9(a)(iii), in the event that a participant's employment is involuntarily terminated
(other than for Cause), the Committee shall have the discretion to waive in whole or in part any or all remaining payment limitations (other than, in the case of Performance Units with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's Performance Units.

(iv) A participant may elect to further defer receipt of the Performance Units payable under an Award
(or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee (the "Elective Deferral
Period"). Subject to any exceptions adopted by the Committee, such election must generally be made prior to the commencement of the Award Cycle of the Award (or for such installment of an Award).

(v)  If and when the applicable Performance
Goals are satisfied and the Elective Deferral Period expires without a prior forfeiture of the Performance
Units, payment in accordance with Section 8(b)(i) hereof shall be made to the participant.

(vi) Each award shall be confirmed by, and be subject to the terms of, a Performance Unit Agreement.

Section 9. Change in Control Provisions.

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(i)  Any Stock Options and Stock Appreciation
Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant;
provided, however, that, in the case of the holder of Stock Appreciation Rights who is actually subject to
Section 16(b) of the Exchange Act, such Stock
Appreciation Rights shall have been outstanding for at least six months at the date such Change in Control is determined to have occurred.

(ii)  The restrictions and deferral
limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

(iii)  All Performance Units shall be
considered to be earned and payable in full and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash as promptly as is practicable.

(b)  Definition of Change in Control.  For
purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act)(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the
"Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 9(b); or

(ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section
9(b), that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent
Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)  The approval by the shareholders of
the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company
("Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate
Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding
Company Common Stock and Outstanding Company Voting
Securities immediately prior to such Corporate
Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownerships, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding
Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate
Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)  The approval by the shareholders of the
Company of a complete liquidation or dissolution of the Company.

(c)  Change in Control Price.  For purposes of the
Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that (x) in the case of a Stock Option which (A) is held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act and
(B) was granted within 240 days of the Change in Control, then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Common Stock on the date such Stock Option is exercised or deemed exercised and (y) in the case of Incentive
Stock Options and Stock Appreciation Rights relating to
Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

Section 10. Loans

	The Company may make loans to a participant in connection with Awards subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan including the rate of interest, if any, as the Committee shall impose from time to time.

	No loan made under the Plan shall exceed the sum of (i) the aggregate price payable with respect to the Award in relation to which the loan is made, plus (ii) the amount of the reasonably estimated combined amounts of Federal and state income taxes payable by the participant.

	No loan shall have an initial term exceeding ten
(10) years; provided that the loans under the Plan

shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable, as the case may be, on a date no later then (i) one year after
Termination of Employment due to death, Retirement or Disability, or (ii) the day of Termination of Employment for any reason other than death, Retirement or Disability.

	Loans under the Plan may be satisfied by the participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part in the form of unrestricted Common Stock already owned by the participant where such Common Stock shall be valued at Fair Market Value on the date of such payment.

	When a loan shall have been made, Common Stock equivalent in value to the amount of the loan shall be pledged by the participant to the Company as security for payment of the unpaid balance of the loan. Any portions of such Common Stock may, in the discretion of the Committee, be released from time to time as it deems not to be needed as security.



The making of any loan is subject to satisfying all applicable laws, as well as any regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

Section 11. Term, Amendment and Termination.

	The Plan will terminate 10 years after the effective date of the Plan. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

	The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a Stock Option or a recipient of a Stock
Appreciation Right, Restricted Stock Award or
Performance Unit Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

	The Committee may amend the terms of any Stock
Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval.


Section 12. Unfunded Status of Plan.

	It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

Section 13. General Provisions.

(a)  The Committee may require each person
purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.


	Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(1) The listing or approval for listing upon notice of issuance, of such shares on the New York
Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

(2)  Any registration or other qualification
of such shares of the Company under any state of Federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(3)  The obtaining of any other consent,
approval, or permit from any state or Federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determined to be necessary or advisable.

(b) Nothing contained in the Plan shall prevent the Company or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common
Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e)  At the time of grant, the Committee may
provide in connection with any grant made under the Plan that the shares of Common Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market
Value of the Common Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.


(f)  The reinvestment of dividends in additional
Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding
Stock Options and other Awards).


(g) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

(h) In the case of a grant of an Award to any employee of a Company subsidiary, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

(i) Notwithstanding the foregoing, if any right granted pursuant to this Plan would make a Change in Control transaction ineligible for pooling of interests accounts under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute the cash payable pursuant to such grant with Common Stock having a Fair Market Value equal to the cash that would otherwise by payable hereunder.

(j) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

Section 14.  Effective Date of Plan.

	The Plan shall be effective on the date specified by the Board at the time it is approved by the Board.

	ANTARES RESOURCES CORPORATION

	EXHIBITS 5 AND 24.1


	OPINION OF ANDREW I. TELSEY, P.C.



April 29, 1996



Mr. William W. Perry III, President
Antares Resources Corporation
100 Quentin Roosevelt Boulevard, Suite 202
Garden City, New York 11530

Re:  Antares Resources Corporation

Dear Mr. Perry:

In connection with the 2,600,000 shares of Common
Stock, par value $0.001 per share (the "Shares"), of Antares Resources Corporation (hereinafter called the
"Company"), included in the Company's Stock Incentive
Stock Plan (the "Plan"), adopted by the shareholders of the Company, which Shares are proposed to be registered on Form S-8 under the Securities Act of 1933, as amended, we have examined the following instruments and documents:

1. Articles of Incorporation of the Company, as amended;

	2.	Bylaws of the Company, as amended to date;

3. Copies of certain resolutions adopted by the Board of Directors and shareholders of the Company adopting the Plan and authorizing the reservation for issuance of up to 10,000,000 shares of the Company's
Common Stock (the "Shares"), underlying the Plan and stock options to be issued pursuant to the Plan;

We have examined such other instruments, documents and records and made such further investigations as we have deemed necessary for the purposes of rendering the following opinion.

Based on the foregoing, it is our opinion that:

(i)  The Company is a corporation which has
validly filed its Articles of Incorporation under the laws of the State of New York;

(ii)  The Plan and the Shares included in the
Plan have been duly and validly authorized by all necessary action on the part of the Company; the Shares issuable pursuant to the Plan and upon exercise of the stock options authorized pursuant to the Plan have been duly and validly authorized and, upon payment therefor in accordance with the terms of such issuance and stock option(s), will be validly issued, fully paid and nonassessable by the Company;

	(iii) The rights attendant to the Plan and the Shares reserved for issuance thereunder conform to the description thereof contained in the Prospectus;

(iv)  No authorization, approval, consent or
license of any regulatory body or authority (other than under the Act and the securities or Blue Sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the stock options and Shares reserved for issuance thereunder, or if so required, all such authorizations, approvals, consents and licenses have been obtained and are in full force and effect;

(v)  The Registration Statement and the
Prospectus (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder;

(vi)  Such counsel have participated in the
preparation of the Registration Statement and Prospectus and no facts have come to the attention of such counsel to lead them to believe that either the Registration Statement or the Prospectus (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii)  Such counsel does not know of any
material statutes or regulations or legal or governmental proceedings required to be described in the Prospectus which are not correctly described in all material respects as required, nor of any material contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

We hereby consent to the use of this opinion in the said Registration Statement being filed with the Securities and Exchange Commission and further consent to the reference to this firm in the Prospectus.


Very truly yours,



ANDREW I. TELSEY, P.C.

	ANTARES RESOURCES CORPORATION


	EXHIBIT 24.2


	CONSENT OF HORTON & COMPANY


CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the
Antares Resources Corporation Stock Incentive Plan, of our report dated November 15, 1995, except for the last paragraph of Note 14, as to which the date is December
26, 1995, relating to the consolidated balance sheets of Antares Resources Corporation as of September 30,
1995 and 1994 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, which report is included in the Annual Report for the year ended
September 30, 1995 ( Form 10-KSB) of Antares Resources
Corporation.





							HORTON & COMPANY, L.L.C.